Exhibit 10.4

RUBY DEVELOPMENT COMPANY
P.O. Box 1241
Grass Valley, CA  95945

December 29, 2011

Perry Leopold, CEO
North Bay Resources Inc.
P.O. Box 162
Skippack, PA  19474
215-661-1100

Monthly Mortgage Payment Adjustment

Dear Perry,

This letter is to formalize our agreement that, as per the emails between our companies, Ruby Development Company hereby authorizes North Bay Resources to pay reduced monthly mortgage payments of TEN THOUSAND DOLLARS ($10,000.00) principal and interest for each of the three mortgage payments due and payable on January 1, 2012, February 1, 2012, and March 1, 2012.

Yours truly,

RUBY DEVELOPMENT COMPANY

By:	/s/ W.R. Frederking
W. R. “Rick” Frederking, Partner

Acknowledged and Agreed this 29th day of December, 2011,

North Bay Resources, Inc.

By:	/s/ Perry Leopold
Perry Leopold, President and CEO